As filed with the Securities and Exchange Commission on March 1, 2006
Registration No. 333-121996

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NACCO INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3537	34-1505819
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
5875 Landerbrook Drive
Cleveland, Ohio 44124-4017
(440) 449-9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Charles A. Bittenbender, Esq.
Vice President, General Counsel and Secretary
NACCO Industries, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4017
(440) 449-9600

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
Copies to:
Thomas C. Daniels, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-3939
Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus contained in this Post-effective Amendment No. 2 (this “Post-effective Amendment”) to the Registration Statement on Form S-4 filed by the Company on January 12, 2005 (Registration No. 333-121996), which was amended by the Pre-effective Amendment No. 1 to Form S-4 and declared effective on February 7, 2005 and further amended by the Post-effective Amendment No. 1, declared effective on March 23 , 2005 (as amended, the “Previous Registration Statement #3”), is a combined prospectus relating to up to 372,703 shares of securities registered and remaining unsold under the Previous Registration Statement #3. The Previous Registration Statement #3 included 269,468 shares of securities registered and remaining unsold under the Registration Statement on Form S-4 filed by the Company on September 5, 2003 (Registration No. 333-108538), as amended, which was declared effective on May 3, 2004 (the “Previous Registration Statement #2”). The Previous Registration Statement #2 included 64,795 shares of securities registered and remaining unsold under the Registration Statement on Form S-3 filed by the Company on July 13, 2001 (Registration No. 333-65134), which was amended by Pre-effective Amendment No. 1 to Form S-3 filed on Form S-4 and declared effective on November 14, 2001 (as amended, the “Previous Registration Statement #1”).
Pursuant to Rule 429(b), upon effectiveness, this Post-effective Amendment will constitute Post-effective Amendment No. 2 to the Previous Registration Statement #3, Post-effective Amendment No. 3 to the Previous Registration Statement #2 and Post-effective Amendment No. 8 to the Previous Registration Statement #1, which Post-effective Amendment No. 2, Post-effective Amendment No. 3 and Post-effective Amendment No. 8 shall hereafter become effective concurrently with the effectiveness of this Post-effective Amendment and in accordance with Section 8(c) of the Securities Act of 1933.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to the registration statement, of which this prospectus forms a part, filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, Dated March 1, 2006
Prospectus
OFFER BY SELLING STOCKHOLDERS
TO EXCHANGE UP TO 372,703 SHARES OF
CLASS A COMMON STOCK
FOR 372,703 SHARES OF
CLASS B COMMON STOCK
OF
NACCO INDUSTRIES, INC.
     Under the terms of NACCO’s certificate of incorporation and a stockholders’ agreement, shares of Class B common stock are generally not transferable except to persons who are permitted transferees as specified in those documents. In accordance with those documents, parties to the stockholders’ agreement may transfer shares of Class B common stock to the selling stockholders for shares of Class A common stock, on a share for share basis. As a result, the selling stockholders named in this prospectus are offering to transfer from time to time up to 372,703 shares of our Class A common stock under this prospectus on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholders pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class B common stock transferred to the selling stockholder or selling stockholders. We will not receive any proceeds from these transactions.
     As of the date of this prospectus, the selling stockholders have already exchanged 429,933 shares of Class A common stock registered by the registration statement and prospectus initially filed on July 13, 2001, as amended, and declared effective on November 19, 2001, the registration statement and prospectus initially filed on September 5, 2003, as amended, and declared effective on May 3, 2004, and the registration statement and prospectus initially filed on January 12, 2005, as amended, and initially declared effective on February 7, 2005. The remaining shares of Class A common stock registered by those previously filed registration statements and prospectuses are included in the 372,703 shares of Class A common stock offered by this prospectus. See “Selling Stockholders” beginning on page 20.
     Our Class A common stock is listed on the New York Stock Exchange under the symbol “NC.” On February 28, 2006, the last sale price of our Class A common stock as reported by the New York Stock Exchange was $138.80 per share. Our Class B common stock is not publicly traded. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share.
     Persons who receive shares of Class A common stock from the selling stockholders may resell those shares of Class A common stock in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act of 1933, except that the one-year holding period requirement of Rule 144 will not apply.
Please consider carefully the “Risk Factors” beginning on page 6.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2006.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed this prospectus as part of a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of those documents’ material terms. If you want a complete description of the contents of those documents, you should obtain the documents yourself by following the procedures described below.
     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the Commission. Our reports and other information filed by us can be inspected and copied at the Public Reference Room of the Commission at 100 F. Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding us that is filed electronically with the Commission. The address of the site is http://www.sec.gov. Our Class A common stock is quoted on the New York Stock Exchange and in connection therewith, reports and other information concerning us may also be inspected at the offices of the New York Stock Exchange. For further information on obtaining copies of our reports and other information concerning us at the New York Stock Exchange, please call (212) 656-5060. In addition, we make our annual and quarterly reports and other information that we filed with the Commission available on our website. The address of our website is http://www.nacco.com. However, the information on our website and the Commission’s website is not a part of this prospectus, and you should rely only on the information contained in this prospectus when making a decision to exchange shares of Class B common stock for shares of Class A common stock.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to other documents filed separately with the Commission. This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Current Report on Form 8-K filed with the Commission on February 9, 2006; and

•	The description of Class A common stock set forth in the registration statement on Form 8-B filed June 6, 1986.
     We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of the person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for copies of those documents should be directed to NACCO Industries, Inc., 5875 Landerbrook Drive, Cleveland, Ohio, 44124-4017, Attention: Secretary, telephone (440) 449-9600. To obtain timely delivery, you must request the information no later than five business days before the date you intend to elect to exchange shares of Class B common stock.

SUMMARY
     This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed under “Risk Factors” and elsewhere in this prospectus. Investors should consider carefully the information set forth under the heading “Risk Factors” beginning on page 6. In this prospectus, the terms “NACCO,” “we,” “us” and “our” refer to NACCO Industries, Inc.
NACCO
     NACCO Industries, Inc. is a holding company with three principal businesses: lift trucks, housewares and mining.
     NACCO Materials Handling Group. NACCO Materials Handling Group consists of our wholly owned subsidiary, NMHG Holding Co. NACCO Materials Handling Group designs, engineers, manufactures, sells, services and leases a comprehensive line of lift trucks and aftermarket parts marketed globally under the Hyster and Yale brand names. NACCO Materials Handling Group manages its operations as two reportable segments: wholesale manufacturing and retail distribution. Lift trucks and component parts are manufactured in the United States, Northern Ireland, Scotland, The Netherlands, China, Italy, Japan, Mexico, the Philippines and Brazil.
     NACCO Housewares Group. NACCO Housewares Group consists of our wholly owned subsidiaries: Hamilton Beach/Proctor-Silex, Inc., a leading designer, marketer and distributor of small electric kitchen and household appliances, as well as commercial products for restaurants, bars and hotels located throughout the United States, Canada and Mexico, and The Kitchen Collection, Inc., a national specialty retailer of brand-name kitchenware, small electric appliances and related accessories with stores located throughout the United States. The NACCO Housewares Group is managed as two reportable segments: Hamilton Beach/Proctor-Silex and Kitchen Collection.
     North American Coal. Our wholly owned subsidiary, The North American Coal Corporation, and its affiliated coal companies, which we refer to in this prospectus as North American Coal, mine and market lignite coal primarily as fuel for power generation and provide selected value-added mining services for other natural resources companies in the United States. Lignite coal is delivered to power plants adjacent to North American Coal’s mines in Texas, North Dakota, Louisiana and Mississippi and dragline mining services are provided for independently owned limerock quarries in Florida which operate under the name, “North American Mining Company.”
     NACCO was incorporated as a Delaware corporation in 1986 in connection with the formation of a holding company structure for a predecessor corporation organized in 1913.
     Our principal executive offices are located at 5875 Landerbrook Drive, Cleveland, Ohio 44124-4017, and our telephone number is (440) 449-9600.
The Exchange Offer
     The selling stockholders named in this prospectus are offering to transfer from time to time up to 372,703 shares of our Class A common stock on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholders pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class

B common stock transferred to the selling stockholder or selling stockholders. See “Selling Stockholders” beginning on page 20.
     As of February 17, 2006, the participating stockholders under the stockholders’ agreement beneficially owned approximately 96% of the Class B common stock issued and outstanding on that date. Holders of shares of Class B common stock that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B common stock that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Only holders of shares of Class B common stock that are subject to the stockholders’ agreement may exchange their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus.
Material U.S. Federal Income Tax Consequences
     Gain or loss will generally not be recognized by NACCO stockholders who exchange shares of their Class B common stock for shares of Class A common stock held by the selling stockholders. See “Material U.S. Federal Income Tax Consequences” beginning on page 37.
     The tax consequences of an exchange will depend on the stockholder’s particular facts and circumstances. Persons acquiring shares of Class A common stock by exchanging shares of their Class B common stock with the selling stockholders are urged to consult their own tax advisors to fully understand the tax consequences to them of an exchange.

Summary Historical Consolidated Financial Data
     The following tables present a summary of our historical consolidated financial data. The statement of operations and other data for each of the three years in the period ended December 31, 2005 and the balance sheet data as of December 31, 2004 and 2005 have been derived from our audited consolidated financial statements and related notes, which are incorporated into this prospectus by reference. The statement of operations and other data for the years ended December 31, 2001 and 2002, and the balance sheet data as of December 31, 2001, 2002 and 2003 have been derived from our audited consolidated financial statements and related notes that are not included in this prospectus or incorporated by reference. These consolidated financial statements have been filed with the SEC. See “Where You Can Find More Information” on page 1. The historical consolidated data are presented for informational purposes only and do not purport to project our financial position as of any future date or our results of operations for any future period. The following information is only a summary and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes, which are incorporated into this prospectus by reference.

	Year Ended December 31,
	2005	2004	2003	2002	2001 (1)
STATEMENT OF OPERATIONS DATA:	(In millions, except per share data)
Revenues	$3,157.4	$2,782.6	$2,472.6	$2,285.0	$2,637.9
Goodwill amortization	$—	$—	$—	$—	$15.9
Operating profit	$108.0	$88.0	$117.2	$115.5	$5.7
Operating profit excluding goodwill amortization (2)	$108.0	$88.0	$117.2	$115.5	$21.6

Income (loss) before extraordinary gain (loss) and cumulative effect of accounting changes	$57.8	$47.4	$49.8	$49.6	$(34.7)
Extraordinary gain (loss), net-of-tax (3)	4.7	0.5	1.8	(7.2)	—
Cumulative effect of accounting changes, net-of-tax (4)	—	—	1.2	—	(1.3)

Net income (loss)	$62.5	$47.9	$52.8	$42.4	$(36.0)

Net income (loss) excluding goodwill amortization (2)	$62.5	$47.9	$52.8	$42.4	$(20.1)

Earnings per share:
Income (loss) before extraordinary gain (loss) and cumulative effect of accounting changes	$7.03	$5.77	$6.07	$6.05	$(4.24)
Extraordinary gain (loss), net-of-tax (3)	0.57	0.06	0.22	(0.88)	—
Cumulative effect of accounting changes, net-of-tax (4)	—	—	0.15	—	(0.16)

Net income (loss)	$7.60	$5.83	$6.44	$5.17	$(4.40)

Earnings per share excluding goodwill amortization (2):
Net income (loss)	$7.60	$5.83	$6.44	$5.17	$(4.40)
Goodwill amortization	—	—	—	—	1.95

Net income (loss) excluding goodwill amortization	$7.60	$5.83	$6.44	$5.17	$(2.45)

	Year Ended December 31,
	2005	2004	2003	2002	2001 (1)
	(In millions, except per share data)
BALANCE SHEET DATA:
Total assets (as of period end)	$2,094.0	$2,038.6	$1,839.8	$1,780.8	$2,161.9
Long-term debt (excluding project mining subsidiaries) (as of period end)	$406.2	$407.4	$363.2	$416.1	$248.1
Stockholders’ equity (as of period end)	$703.3	$688.0	$637.0	$559.4	$529.3

OTHER DATA:
Per share data:
Cash dividends	$1.848	$1.675	$1.260	$0.970	$0.930

(1)	Effective January 1, 2002, the Company adopted Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities.” As such, the project mining subsidiaries are no longer consolidated in the Company’s 2005, 2004, 2003 and 2002 Consolidated Financial Statements.

(2)	On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Beginning January 1, 2002, the Company discontinued amortization of its goodwill in accordance with this Statement.

(3)	An extraordinary gain was recognized in 2005, 2004 and 2003 as a result of a reduction in Bellaire Corporation’s (“Bellaire”) estimated closed mine obligations relating to amounts owed to the United Mine Workers of America Combined Benefit Fund (the “Fund”) arising as a result of the Coal Industry Retiree Health Benefit Act of 1992 (“Coal Act”). An extraordinary loss was recognized in 2002 as a result of an increase to Bellaire’s estimated closed mine obligations relating to amounts owed to the Fund arising as a result of the Coal Act.

(4)	A cumulative effect of a change in accounting was recognized in 2003 as a result of the adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations.” Cumulative effects of changes in accounting were recognized in 2001 as a result of the adoption of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and for a change in calculating pension costs.

RISK FACTORS
     Prospective investors in the shares of Class A common stock offered hereby should consider carefully the following risk factors, in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus and the documents incorporated into this prospectus by reference.
Risks Related to This Offering
     The voting power of holders of Class B common stock who transfer their shares to the selling stockholders and receive shares of Class A common stock will diminish.
     Holders of Class B common stock have ten votes per share of Class B common stock, while holders of Class A common stock have one vote per share of Class A common stock. Holders of Class B common stock who transfer their shares to the selling stockholders in exchange for shares of Class A common stock will reduce their voting power.
     The voting power of the selling stockholders will increase if the selling stockholders exchange their shares of Class A common stock for shares of Class B common stock in the exchange offers.
     Holders of Class A common stock and holders of Class B common stock vote together on matters submitted to a vote of NACCO’s stockholders. Consequently, if holders of Class B common stock transfer their shares of Class B common stock to the selling stockholders, the voting power of the selling stockholders will increase. Before this exchange offer, the selling stockholders collectively controlled 53.97% of the voting power of outstanding shares of NACCO’s common stock based on the number of outstanding shares as of February 17, 2006. As of that date, there were 6,615,089 shares of Class A common stock and 1,611,348 shares of Class B common stock outstanding. If all shares of Class A common stock offered by this prospectus are exchanged for shares of Class B common stock and the selling stockholders act together when voting their shares of Class B common stock, they will control 68.73% of the voting power of outstanding shares of NACCO’s common stock based on the number of outstanding shares as of February 17, 2006, as well as the outcome of any class vote of the Class B common stock that requires the vote of at least a majority of the outstanding Class B common stock.
NACCO Materials Handling Group
     The cost of raw materials, including steel, used by NACCO Materials Handling Group’s products has and may continue to fluctuate, which could materially adversely affect our results of operations.
     NACCO Materials Handling Group manufactures products that include raw materials that consist of steel, rubber, castings and counterweights. NACCO Materials Handling Group also purchases parts provided by suppliers that are manufactured from castings and steel. The cost of these parts is impacted by the same economic conditions that impact the cost of the parts that NACCO Materials Handling Group manufactures. The cost to manufacture lift trucks and related service parts has been and will continue to be affected by fluctuations in prices for these raw materials. If costs increase, our results of operations could be materially adversely affected.

     The pricing and costs of NACCO Materials Handling Group’s products have been and may continue to be impacted by foreign currency fluctuations, which could materially adversely affect our results of operations.
     Because NACCO Materials Handling Group conducts transactions in various foreign currencies, including the euro, the Australian dollar, the Japanese yen and the British pound sterling, its lift truck pricing structure and that of some of its competitors is subject to the effects of fluctuations in the value of these foreign currencies and fluctuations in the related currency exchange rates. As a result, NACCO Materials Handling Group’s costs and sales have historically been affected by, and may continue to be affected by, these fluctuations. These fluctuations historically have adversely affected, and in the future could materially adversely affect, our results of operations and financial condition.
     NACCO Materials Handling Group depends on a limited number of suppliers for specific critical components.
     NACCO Materials Handling Group depends on a limited number of suppliers for some of its critical components, including diesel and gasoline engines and cast-iron counterweights used to counterbalance some lift trucks. Some of these critical components are imported and subject to regulation, such as inspection by the U.S. Department of Commerce. Our results of operations could be adversely affected if NACCO Materials Handling Group is unable to obtain these critical components, or if the costs of these critical components were to increase significantly, due to regulatory compliance or otherwise, and NACCO Materials Handling Group was unable to pass the cost increases on to its customers.
     NACCO Materials Handling Group’s lift truck business is cyclical. Any downturn in the general economy could materially adversely affect our results of operations.
     NACCO Materials Handling Group’s lift truck business historically has been cyclical. Fluctuations in the rate of orders for lift trucks reflect the capital investment decisions of NACCO Materials Handling Group’s customers, which depend to a certain extent on the general level of economic activity in the various industries that the lift truck customers serve. During economic downturns, customers tend to delay new lift truck purchases. Consequently, NACCO Materials Handling Group has experienced, and in the future will experience, significant fluctuations in its revenues and net income. If there is a downturn in the general economy, or in the industries served by NACCO Materials Handling Group’s lift truck customers, our business, results of operations and financial condition could be materially adversely affected.
     If the capital goods market worsens, the cost saving efforts implemented by NACCO Materials Handling Group may not be sufficient to achieve the benefits NACCO Materials Handling Group expects.
     In 2000, NACCO Materials Handling Group began implementing a series of restructuring programs, which included the closure of NACCO Materials Handling Group’s Danville, Illinois assembly facility, the phase-out of its Lenoir, North Carolina facility, labor and overhead reductions and the restructuring of NACCO Materials Handling Group’s other manufacturing facilities and owned dealers, to improve profits and margins despite decreased revenues. If the economy or the capital goods market declines, NACCO Materials Handling Group’s revenues could decline. If revenues are lower than expected, the efforts implemented at NACCO Materials Handling Group may not achieve the benefits NACCO Materials Handling Group expects. NACCO Materials Handling Group may be forced to take additional cost savings steps that could result in additional charges and materially affect its ability to compete or implement its business strategies.

     Introduction of new products will require funding at current or higher levels, which could materially adversely affect our results of operations.
     Product development and product introduction costs related to the new product development programs that are part of NACCO Materials Handling Group’s Global Cost Reduction Program are expected to continue at current high levels through 2006. The product development and product introduction expenses could be higher than projected and such higher costs would have an adverse impact on future results of operations.
     If NACCO Materials Handling Group’s Global Cost Reduction Program, including the introduction of new products, does not prove effective, our results of operations could be materially adversely affected.
     Changes in the timing of implementation of certain plant projects in Europe as part of NACCO Materials Handling Group’s Global Cost Reduction Program encompassing lean manufacturing, global procurement, the transfer of processes and sourcing to lower cost locations, component commonality, overhead cost reductions and improvements in its owned dealers have resulted in delays in the expected recognition of future costs and realization of future benefits. Although the primary benefit of the restructuring program was an anticipated reduction in fixed factory costs, the overall results of the program could vary depending on unit volumes and the resulting effect on manufacturing efficiencies. As such, if future industry demand levels are lower than historical industry demand cycles would indicate, the actual annual cost savings could be lower than expected. If NACCO Materials Handling Group is unable to successfully implement the Global Cost Reduction Program, our results of operations could be materially adversely affected.
     If cost saving efforts implemented for NACCO Materials Handling Group’s owned dealers do not continue to be effective, our results of operations could be materially adversely affected.
     Since June 1997, NACCO Materials Handling Group has acquired two dealers in the Americas, which it combined into one dealer, 12 dealers and one rental company in Europe and 12 dealers and two rental companies in Asia-Pacific. In 2001, NACCO Materials Handling Group’s net loss attributable to owned dealers increased substantially compared to 2000. To improve the profitability of owned dealers, NACCO Materials Handling Group has engaged in effective restructuring activities with respect to the European and American owned dealers in 2001, including the sale of certain dealers in Germany in 2001 and the sale of its only U.S. dealer in January 2003. Other restructuring activities included lease termination costs and severance and other employee benefits to be paid to approximately 140 terminated employees at owned dealers in Europe. As of December 31, 2005, NACCO Materials Handling Group had four dealerships and rental companies in Europe and nine dealerships and rental companies in Asia-Pacific. However, if the restructuring activities for the European owned dealers do not continue to be effective, our results of operations could be materially adversely affected.
     Competition may materially adversely affect our results of operations.
     NACCO Materials Handling Group experiences intense competition in the sale of lift trucks and aftermarket parts. Competition in the lift truck industry is based primarily on strength and quality of dealers, brand loyalty, customer service, new lift truck sales prices, availability of products and aftermarket parts, comprehensive product line offering, product performance, product quality and features and the cost of ownership over the life of the lift truck. NACCO Materials Handling Group competes with several global full-line manufacturers that operate in all major markets. These manufacturers may have greater financial resources and less debt than NACCO Materials Handling Group, which may enable them to commit larger amounts of capital in response to changing market conditions, and lower costs of manufacturing. If NACCO Materials Handling Group fails to compete effectively, our earnings and results of operations could be materially adversely affected.
     NACCO Materials Handling Group relies primarily on its network of dealers to sell its lift trucks and aftermarket parts and has no direct control over sales by those dealers to customers. If NACCO Materials Handling Group’s independent dealers become ineffective or perform poorly, our results of operations could be materially adversely affected.
     NACCO Materials Handling Group relies primarily on independent dealers, rather than wholly owned dealers, for sales of its lift trucks and aftermarket parts. Sales of NACCO Materials Handling Group’s products are therefore subject to the quality and effectiveness of the dealers, who are generally not subject to NACCO Materials Handling Group’s direct control. As a result, our earnings and results of operations could be materially adversely affected by ineffective dealers.
     The expiration of existing anti-dumping duties and manufacturing by Japanese competitors in the United States could adversely affect NACCO Materials Handling Group’s competitive position, revenues, results of operations and financial condition.
     Certain Japanese-built internal combustion engine lift trucks in the 1 to 8 ton capacity range imported into the United States were subject to an anti-dumping duty between 1988 and 2005. The anti-dumping duty rates in effect through 2005 ranged from 7.39% to 56.81% depending on the manufacturer or importer. Because the anti-dumping duty order expired in December 2005, NACCO Materials Handling Group’s Japanese competitors might be able to import lift trucks for sale at a cost below fair market value. If NACCO Materials Handling Group were to lower its prices to maintain market share, our results of operations and financial condition could be materially adversely affected. If NACCO Materials Handling Group does not lower its prices, its competitive position, revenues, results of operation and financial condition could be materially adversely affected.
     NACCO Materials Handling Group’s business may be subject to retaliatory duties imposed by the European Union.
     As a result of certain rulings by the World Trade Organization, or the WTO, with respect to tax benefits granted to U.S. exporters under U.S. tax laws, a portion of NACCO Materials Handling Group’s products exported into European Union countries during 2004 were subject to an additional duty. The additional duty was 5% ad valorem in March 2004 and increased 1% each month thereafter up to a maximum of 17%. Effective January 1, 2005, the council of the European Union suspended the additional customs duties on imports of certain NACCO Materials Handling Group products originating in the United States, subject to a determination by the WTO whether certain aspects of the American Jobs Creation Act of 2004, or the Jobs Act, are consistent with the U.S.’s WTO obligation. On February 13, 2006, a WTO appeals panel issued a report that upholds a compliance panel finding that the Jobs Act is not consistent with the U.S.’s WTO obligation. The European Union announced that if WTO members formally accept the report it may resume the duties that had been in place as of December 31, 2004. These additional duties will be set at 14%, the rate in effect when the duties were suspended in 2004, and will rise 1% each month until a ceiling rate of 17% is reached. The duties will apply to the same broad grouping of goods that were affected before the enactment of the Jobs Act, but are only expected to be imposed through December 2006. The additional duties will have an adverse effect on NACCO Materials Handling Group’s financial position and results of operations. In addition, NACCO Materials Handling Group’s business in the past has been affected by trade disputes between the United States and Europe. In the future, to the extent NACCO Materials Handling Group is affected by trade disputes and increased tariffs are levied on its goods, its results of operations may be materially adversely affected.

     NACCO Materials Handling Group’s actual liabilities relating to pending lawsuits may exceed its expectations.
     NACCO Materials Handling Group is a defendant in pending lawsuits involving, among other things, product liability claims. NACCO Materials Handling Group cannot be sure that it will succeed in defending these claims, that judgments will not be rendered against NACCO Materials Handling Group with respect to any or all of these proceedings or that reserves set aside or insurance policies will be adequate to cover any such judgments. We could incur a charge to earnings if reserves prove to be inadequate, which could have a material adverse effect on our results of operations and liquidity for the period in which the charge is taken and any judgment or settlement amount is paid.
     NACCO Materials Handling Group has guaranteed, or is subject to repurchase or recourse obligations with respect to, financing arrangements of some of its customers.
     Through arrangements with General Electric Capital Corporation and others, dealers and other customers are provided financing for new lift trucks in the United States and in major countries of the world outside of the United States. Through these arrangements, NACCO Materials Handling Group’s dealers and certain customers are extended credit for the purchase of lift trucks to be placed in the dealer’s floor plan inventory or the financing of lift trucks that are sold or leased to customers. For some of these arrangements, NACCO Materials Handling Group provides standby recourse obligations, guarantees or repurchase obligations such that it would become obligated in the event of default by the dealer or customer. Total amounts subject to these types of obligations at December 31, 2005 were $216.2 million. Generally, NACCO Materials Handling Group maintains a perfected security interest in the assets financed such that, in the event that it becomes obligated under the terms of the standby recourse obligations, guarantees or repurchase obligations, it may take title to the assets financed. NACCO Materials Handling Group cannot be certain, however, that the security interest will equal or exceed the amount of the standby recourse obligations, guarantees or repurchase obligations. In addition, NACCO Materials Handling Group cannot be certain that losses under the terms of the standby recourse obligations, guarantees or repurchase obligations will not exceed the reserves that it has set aside in its consolidated financial statements. We could incur a charge to earnings if our reserves prove to be inadequate, which could have a material adverse effect on our results of operations and liquidity for the period in which the charge is taken.
NACCO Materials Handling Group is subject to risks relating to its foreign operations.
     Foreign operations represent a significant portion of NACCO Materials Handling Group’s business. NACCO Materials Handling Group expects revenue from foreign markets to continue to represent a significant portion of NACCO Materials Handling Group’s total revenue. NACCO Materials Handling Group owns or leases manufacturing facilities in Brazil, Italy, Mexico, The Netherlands, Northern Ireland and Scotland, and owns interests in joint ventures with facilities in China, Japan and the Philippines. It also sells domestically produced products to foreign customers and sells foreign produced products to domestic customers. NACCO Materials Handling Group’s foreign operations are subject to additional risks, which include:

•	potential political, economic and social instability in the foreign countries in which NACCO Materials Handling Group operates;

•	currency risks, see above under the heading “The pricing and costs of NACCO Materials Handling Group’s products have been and may continue to be impacted by foreign currency fluctuations, which could materially adversely affect our results of operations;”

•	imposition of or increases in currency exchange controls;

•	potential inflation in the applicable foreign economies;

•	imposition of or increases in import duties and other tariffs on NACCO Materials Handling Group’s products;

•	imposition of or increases in foreign taxation of earnings and withholding on payments received by NACCO Materials Handling Group from its subsidiaries;

•	regulatory changes affecting international operations; and

•	stringent labor regulations.
     Part of the strategy to expand NACCO Materials Handling Group’s worldwide market share and decrease costs is strengthening its international distribution network and sourcing basic components in foreign countries. Implementation of this strategy may increase the impact of the risks described above and there can be no assurance that such risks will not have an adverse effect on our business, results of operations or financial condition.
     NACCO Materials Handling Group’s actual liabilities relating to environmental matters may exceed its expectations.
     NACCO Materials Handling Group’s manufacturing operations are subject to laws and regulations relating to the protection of the environment, including those governing the management and disposal of hazardous substances. NACCO Materials Handling Group Retail’s operations are particularly affected by laws and regulations relating to the disposal of cleaning solvents and wastewater and the use of and disposal of petroleum products from underground and above-ground storage tanks. If NACCO Materials Handling Group fails to comply with these laws or its environmental permits, then it could incur substantial costs, including cleanup costs, fines and civil and criminal sanctions. In addition, future changes to environmental laws could require NACCO Materials Handling Group to incur significant additional expense or restrict operations.
     In addition, NACCO Materials Handling Group’s products may be subject to laws and regulations relating to the protection of the environment, including those governing vehicle exhaust. Regulatory agencies in the United States and Europe have issued or proposed various regulations and directives designed to reduce emissions from spark ignited engines and diesel engines used in off-road vehicles, such as industrial lift trucks. These regulations require NACCO Materials Handling Group and other lift truck manufacturers to incur costs to modify designs and manufacturing processes and to perform additional testing and reporting.
     NACCO Materials Handling Group is investigating or remediating historical contamination at some current and former sites caused by its operations or those of businesses it acquired. NACCO Materials Handling Group has also been named as a potentially responsible party for cleanup costs under the so-called

Superfund law at several third-party sites where NACCO Materials Handling Group (or its predecessors) disposed of wastes in the past. Under the Superfund law and often under similar state laws, the entire cost of cleanup can be imposed on any one of the statutorily liable parties, without regard to fault. While NACCO Materials Handling Group is not currently aware that any material outstanding claims or obligations exist with regard to these sites, the discovery of additional contamination at these or other sites could result in significant cleanup costs that could have a material adverse effect on NACCO Materials Handling Group’s financial conditions and results of operations.
     In connection with any acquisition made by NACCO Materials Handling Group, NACCO Materials Handling Group could, under some circumstances, be held financially liable for or suffer other adverse effects due to environmental violations or contamination caused by prior owners of businesses NACCO Materials Handling Group has acquired. In addition, under some of the agreements through which NACCO Materials Handling Group has sold businesses or assets, NACCO Materials Handling Group has retained responsibility for certain contingent environmental liabilities arising from pre-closing operations. These liabilities may not arise, if at all, until years later and could require NACCO Materials Handling Group to incur significant additional expenses, which could materially adversely affect our results of operations and financial condition.
NACCO Housewares Group
     The increasing concentration of Hamilton Beach/Proctor-Silex’s household appliance customer base could negatively affect sales levels or profits.
     Hamilton Beach/Proctor-Silex sells a substantial quantity of its products to mass merchandisers, national department stores, variety store chains, drug store chains, specialty home retailers and other retail outlets. These retailers generally purchase a limited selection of small electric appliances. As a result, Hamilton Beach/Proctor-Silex competes for retail shelf space with its competitors. As the retail industry becomes more concentrated, competition for sales to these retailers may become greater. Also, in recent years some major retailers, including Kmart, have filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. If Hamilton Beach/Proctor-Silex were to lose any major retail customer or if other major retail customers were to go bankrupt, Hamilton Beach/Proctor-Silex might be unable to find alternate distribution sources. Any of the foregoing factors could materially adversely affect our results of operations.
     The appliance industry is consolidating, which could have a material adverse effect on our success.
     Over the past several years, the household appliance industry has undergone substantial consolidation, and further consolidation is likely. As a result of this consolidation, the household appliance industry could largely consist of a limited number of large manufacturers. To the extent that Hamilton Beach/Proctor-Silex does not continue to be a major participant in the industry, its ability to compete effectively with these larger manufacturers could be negatively impacted. As a result, our results of operations could be materially adversely affected.
     Our Housewares Group is subject to risks relating to its dependence on Chinese sources for many of its products.
     Our Housewares Group obtains a substantial quantity of its products from sources in China. Dependence upon suppliers in China involves risks, which include:

•	potential political, economic and social instability in China;

•	regulatory issues involved in dealing with foreign suppliers and in exporting and importing products;

•	currency risks, see above under the heading “The pricing and costs of NACCO Materials Handling Group’s products have been and may continue to be impacted by foreign currency fluctuations, which could materially adversely affect our results of operations;”

•	uncertainties involving the ability to transport products to Chinese ports for distribution; and

•	uncertainties involving the costs to transport products from China.
Any of these risks could materially adversely affect our results of operations.
Competition may materially adversely affect our results of operations.
     The household appliance industry does not have onerous entry barriers. As a result, NACCO Housewares Group competes with many small manufacturers and distributors of housewares products. Additional competitors may also enter this market and cause competition to intensify. In particular, manufacturers and distributors of household appliances compete for shelf space allocated by retailers to their products. If our Housewares Group fails to compete effectively with these smaller manufacturers and distributors, our results of operations could be materially adversely affected.
     We depend on consumer spending, which fluctuates for a variety of reasons, including seasonality.
     Sales of our Housewares Group’ products are related to consumer spending. Any downturn in the general economy or a shift in consumer spending away from small electric appliances would adversely affect its business. In addition, the market for small electric appliances is highly seasonal in nature. NACCO Housewares Group often recognizes a substantial portion of its sales in the last half of the year. Accordingly, quarter-to-quarter comparisons of past operating results of NACCO Housewares Group are meaningful, if at all, only when comparing equivalent time periods. Any economic downturn, decrease in consumer spending or a shift in consumer spending away from small electric appliances could materially adversely impact our results of operations.
North American Coal
     Termination of long-term mining sales contracts could materially adversely affect our results of operations.
     Substantially all of North American Coal’s revenues and profits are derived from long-term mining sales contracts. The contracts for North American Coal’s project mining subsidiaries permit the customer under some conditions of default to acquire the assets or stock of the project mining subsidiary for an amount roughly equal to book value. In one case, the customer may elect to acquire the stock of the subsidiary after a specified period of time, for any reason, in exchange for payments to North American Coal on coal mined at that facility in the future. In addition, the customer of San Miguel can terminate the contract for convenience at any time. If any of North American Coal’s long-term mining contracts were terminated, results of operations could be materially adversely affected to the extent that North American Coal is unable to find alternative customers at the same level of profitability.

     North American Coal’s unconsolidated project mining subsidiaries are subject to risks created by changes in customer demand, inflationary adjustments and tax rates.
     The contracts with the unconsolidated project mining subsidiaries’ utility customers allow each mine to sell lignite coal at a price based on actual cost plus an agreed pre-tax profit per ton. Unconsolidated project mining subsidiary customers pay on a cost-plus basis only for the coal that they consume and use. As a result, reduced coal usage by customers, including, but not limited to, unanticipated weather conditions and scheduled and unscheduled power plant outages, could have an adverse impact on our results of operations. Because of the contractual price formulas for the sale of coal and mining services by these unconsolidated project mining subsidiaries, the profitability of these operations is also subject to fluctuations in inflationary adjustments (or lack thereof) that can impact the per ton profit or management fee paid for the coal and taxes applicable to North American Coal’s income on that coal.
     North American Coal’s other mining operations, its consolidated mining operations, are subject to risks created by its capital investment in the mines, the costs of mining the coal and the dragline mining equipment, in addition to risks created by changes in customer demand, inflationary adjustments and tax rates.
     Our consolidated mining operations are comprised of the San Miguel Lignite Mining Operations, Red River Mining Company and Mississippi Lignite Mining Company, royalties, dragline mining services and other activities. The profitability of these consolidated mining operations is subject to the risk of loss of its investment in these mining operations, as well as increases in the cost of mining the coal. Because the costs of these consolidated mining operations are not passed on to its customers, increased costs at these operations would have an adverse effect on North American Coal’s results of operations. North American Coal’s operations are also subject to customer demand, including but not limited to fluctuations in demand due to unanticipated weather conditions, the emergence of unidentified adverse mining conditions, power plant outages, inflationary adjustments and tax risks described above with respect to its unconsolidated project mining subsidiaries. These factors could materially adversely affect our results of operations.
     Mining operations are vulnerable to weather and other conditions that are beyond our control.
     Many conditions beyond North American Coal’s control can decrease the use of coal by customers. These conditions include weather, the emergence of unidentified adverse mining conditions and unexpected maintenance problems which could materially adversely affect our results of operations and financial condition.
     Government regulations could impose costly requirements on North American Coal.
     The coal mining industry is subject to regulation by federal, state and local authorities on matters concerning the health and safety of employees, land use, permit and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Legislation mandating certain benefits for current and retired coal miners also affects the industry. Mining operations require numerous governmental permits and approvals. North American Coal is required to prepare and present to federal, state or local authorities data pertaining to the impact that production of coal may have upon the environment. Compliance with these requirements may be costly and time-consuming.

     New legislation and/or regulations and orders may materially adversely affect North American Coal’s mining operations or its cost structure. New legislation, including proposals related to environmental protection that would further regulate and tax the coal industry, may also require North American Coal or its customers to change operations significantly or incur increased costs. Possible limitations on carbon emissions and requirements for a specific mix of fuel sources for energy generation methods may reduce potential coal demand. All of these factors could have a material adverse effect on our business, financial condition and results of operations.
     North American Coal is subject to federal and state mining regulations, which place a burden on it.
     Federal and state statutes require North American Coal to restore mine property in accordance with specified standards and an approved reclamation plan, and require that North American Coal obtain and periodically renew permits for mining operations. Regulations require North American Coal to incur the cost of reclaiming current mine disturbance. In addition, North American Coal is subject to significant long-term liabilities relating to closed mines that had been operated by Bellaire, a non-operating subsidiary of NACCO. These liabilities reflect amounts owed to the Fund, arising as a result of the Coal Act, which requires Bellaire to incur costs for medical expenses of some United Mine Workers retirees and their dependents. In 2002, our results of operations were adversely affected as a result of an extraordinary loss related to an estimated increase in Bellaire’s obligation to United Mine Workers, which was based primarily on a U.S. Supreme Court decision in January 2003.
     On July 15, 2003, the Fund filed suit against 214 companies, including Bellaire, seeking an increase in premiums paid to the Fund. During 2005, a summary judgment was granted that prohibits the Fund from applying the higher premium rate. The Fund has appealed the decision. Pending the outcome of this appeal, we estimate we could incur additional expense within an estimated range of $0 to $5.0 million. Since the outcome of this proceeding is uncertain, we have not revised our accrual. We recognized an extraordinary gain of $4.7 million, net of $2.5 million tax expense in 2005, $0.5 million, net of $0.2 million tax expense in 2004 and $1.8 million, net of $1.0 million tax expense in 2003, from lower estimated premium payment inflation and a lower estimated number of assigned beneficiaries due in part to increased mortality compared with previous estimates, resulting in a decrease in expected future obligations related to the Fund. Although we believe that appropriate accruals have been recorded for all expected reclamation and other costs associated with closed mines, future operating results would be adversely affected if accruals for these costs are later determined to be insufficient or if changed conditions, including adverse judicial proceedings or revised assumptions, require a change in these reserves.
     North American Coal’s operations are impacted by the Clean Air Act Amendments on coal consumption.
     The Federal Clean Air Act, including the Clean Air Act Amendments of 1990, or the Clean Air Act, and corresponding state laws that regulate emissions of materials into the air, affect coal mining operations both directly and indirectly. Measures intended to improve air quality extensively regulate the emissions of sulfur dioxide, nitrogen oxide and other substances by coal-fueled utility power plants, which are North American Coal’s primary customers. Those measures could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. Any reduction in coal’s share of the capacity for power generation could have a material adverse effect on our business, financial condition and results of operations. North American Coal cannot predict how present or future regulations will affect the coal industry in general and North American Coal in particular. It is possible that the new air quality standards under the Clean Air Act and any other future regulatory provisions will materially increase the costs of doing business and reduce consumption of and demand for coal by North American Coal’s customers.
     On May 18, 2005, the Environmental Protection Agency, or the EPA, published the Clean Air Mercury Rule, or the CAMR, which regulates the emission of mercury from coal-fired power plants. CAMR is a two phase cap and trade regulation with phase 1 being implemented in 2010 and phase 2 in 2018. Affected electrical generating units will be able to meet these regulations by, among other things, switching to lower mercury fuels, installing mercury control devices, or purchasing mercury emissions allowances. Mercury control devices are just beginning to be demonstrated on a commercial scale; therefore, their efficiency and cost of operation is uncertain at this time.
     The cost of controlling mercury emissions will be significant and emission allowances may become more expensive as their availability declines. Switching to other fuels may require expensive modifications to existing plants. The extent to which North American Coal’s electric utility customers switch to lower mercury coal or other low-mercury fuel could materially affect us if North American Coal cannot offset the cost of mercury removal by lowering the costs of delivery of its coal on an energy equivalent basis. There can be no assurance that we will be able to offset these costs, which if incurred, could have a materially adverse effect on our results of operations.
     Legislation that could regulate other air pollutants, including carbon dioxide, have been proposed. While the details of all of these proposed initiatives vary, there appears to be a movement towards increased regulation of power plant air pollutants. If any of these initiatives were enacted into law, power plants could choose to shift away from coal as a fuel source to meet these requirements.
     Because coal mining operations emit particulate matter, North American Coal’s mining operations may be affected directly when the states revise their implementation plans to comply with the stricter standards for particulate matter and ozone. State and federal regulations relating to the new standards may restrict North American Coal’s ability to develop new mines or could require it to modify its existing operations. The extent of the potential direct impact of the new standards on the coal industry will depend on the policies and control strategies associated with the state implementation process, but could increase North American Coal’s costs of doing business and materially adversely affect our results of operations.
     North American Coal is subject to the high costs and risks involved in the development of new coal and dragline mining projects.
     From time to time, North American Coal seeks to develop new coal and dragline mining projects. The costs and risks associated with such projects can be substantial.
General
     We may become subject to claims under foreign laws and regulations, which may be expensive, time consuming and distracting.
     Because we have employees, property and business operations outside of the United States, we are subject to the laws and the court systems of many jurisdictions. We may become subject to claims outside the United States based in foreign jurisdictions for violations of their laws with respect to the foreign operations of NACCO Materials Handling Group and NACCO Housewares Group. In addition, these laws may be changed or new laws may be enacted in the future. International litigation is often expensive, time consuming and distracting. As a result, any of these risks could have a material adverse effect on our business, results of operations and financial condition.

     The loss of key personnel could impair our success.
     We benefit from the leadership and experience of our senior management team and we depend on its continued services in order to successfully conduct its business. The loss of key personnel could materially adversely affect our business, results of operations and financial condition.
     The amount and frequency of dividend payments made on our common stock could change.
     The Board of Directors has the power to determine the amount and frequency of the payment of dividends. Decisions regarding whether or not to pay dividends and the amount of any dividends are based on earnings, capital, future expense requirements, financial conditions, contractual limitations and other factors that the Board of Directors may consider. Accordingly, holders of our common stock should not rely on past payments of dividends in a particular amount as an indication of the amount of dividends that will be paid in the future.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated herein by reference contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend for these forward-looking statements to be covered by the safe harbor for forward-looking statements in these sections. These forward-looking statements include, without limitation, statements about our market opportunity strategies, competition, expected activities and investments, and the adequacy of our available cash resources. These forward-looking statements are usually accompanied by words such as “believe,” “anticipate,” “plan,” “seek,” “expect,” “intend,” and similar expressions. The forward-looking information is based on various factors and was derived using numerous assumptions. Our and our subsidiaries’ actual results could be materially different or worse than those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors and uncertainties described above and elsewhere in this prospectus. In addition, the following risks and uncertainties with respect to our subsidiaries’ operations include, among others, the following:
     NACCO Materials Handling Group:
•	reduction in demand for lift trucks and related aftermarket parts and service on a worldwide basis, especially in the U.S. where NACCO Materials Handling Group derives a majority of its sales;

•	changes in sales prices;

•	delays in delivery or increases in costs of raw materials or sourced products and labor;

•	customer acceptance of, changes in the prices of, or delays in the development of new products;

•	introduction of new products by, or more favorable product pricing offered by, NACCO Materials Handling Group’s competitors;

•	delays in manufacturing and delivery schedules;

•	changes in or unavailability of suppliers;

•	exchange rate fluctuations, changes in foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which NACCO Materials Handling Group operates and/or sells products;

•	product liability or other litigation, warranty claims or returns of products;

•	delays in or increased costs of restructuring programs;

•	the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement initiatives;

•	acquisitions and/or dispositions of dealerships by NACCO Materials Handling Group; and

•	changes mandated by federal and state regulation, including health, safety or environmental legislation.

     NACCO Housewares Group:
•	changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric appliances;

•	bankruptcy of or loss of major retail customers or suppliers;

•	changes in costs, including transportation costs, of raw materials, key component parts or sourced products;

•	delays in delivery or the unavailability of raw materials, key component parts or sourced products;

•	changes in suppliers;

•	exchange rate fluctuations, changes in the foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which Hamilton Beach/Proctor-Silex buys, operates and/or sells products;

•	product liability, regulatory actions or other litigation, warranty claims or returns of products;

•	increased competition, including consolidation within the industry;

•	customer acceptance of, changes in costs of, or delays in the development of new products;

•	delays in or increased costs of restructuring programs; and

•	weather conditions, gasoline prices or other events that would affect the number of customers visiting Kitchen Collection stores.
     North American Coal:
•	weather conditions, extended power plant outages or other events that would change the level of customers’ lignite or limerock requirements;

•	weather or equipment problems that could affect lignite or limerock deliveries to customers;

•	changes in costs related to geological conditions, repairs and maintenance, new equipment and replacement parts, fuel or other similar items;

•	costs to pursue and develop new mining opportunities;

•	changes in the U.S. economy;

•	changes in U.S. regulatory requirements, including changes in emissions regulations; and

•	changes in the power industry that would affect demand for North American Coal’s reserves.

USE OF PROCEEDS
     We will not receive any proceeds from the exchange of any shares by the selling stockholders.
SELLING STOCKHOLDERS
     Class A Common Stock Beneficial Ownership Table for Selling Stockholders. The following table sets forth, as of February 17, 2006, certain information with respect to the selling stockholders, including:
•	the name of each selling stockholder;

•	the number of shares of Class A common stock owned by each selling stockholder immediately prior to the sale of shares offered by this prospectus;

•	the number of shares of Class A common stock offered for exchange by each selling stockholder by this prospectus; and

•	the percentage of ownership of Class A common stock of each selling stockholder immediately following the exchange of shares offered by this prospectus based on the number of shares of Class A common stock outstanding on February 17, 2006.
     A total of 372,703 shares of Class A common stock is being offered by this prospectus. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, or in each case their revocable trusts, and Rankin Associates IV, L.P., or Rankin IV, are offering to exchange the following numbers of shares of Class A common stock: Alfred M. Rankin, Jr., 101,808; Thomas T. Rankin, 55,327; Claiborne R. Rankin, 35,086; Roger F. Rankin, 75,210; and Rankin IV, 105,272. Because each individual selling stockholder or his revocable trust will offer to exchange the shares, both the individual selling stockholder and his trust are listed separately in the tables below. However, each individual, together with his revocable trust, will only offer to exchange the number of shares of Class A common stock described above and, accordingly, an aggregate of 372,703 shares are being offered for exchange by this prospectus. In the tables below, the disclosure of the beneficial ownership of shares for the individual selling stockholders reflects all shares deemed to be beneficially owned by such selling stockholders (including those shares held in each selling stockholder’s revocable trust). The disclosure of the beneficial ownership of shares for each selling stockholder’s revocable trust includes only those shares held directly by such trust.
     Because the selling stockholders may offer all, a portion or none of the Class A common stock offered by this prospectus, we cannot assure you as to the number of shares of Class A common stock or Class B common stock that will be held by the selling stockholders immediately following the offering. The tables below assume that the beneficial ownership of Class A common stock for each selling stockholder, including shares held directly and indirectly by an individual selling stockholder’s revocable trust, will decrease by an aggregate of the number of shares of Class A common stock described above as a result of this offering and that the beneficial ownership of Class B common stock for each selling stockholder, including shares held directly and indirectly by an individual selling stockholder’s revocable trust, will increase by the same number of shares of Class B common stock. The tables do not, however, account for any changes in each selling stockholder’s beneficial ownership that may result from transactions not contemplated by this prospectus such as an acquisition or disposition of shares of Class A common stock or Class B common stock.

     As of the date of this prospectus, the selling stockholders have already exchanged 429,933 shares of the Class A common stock offered by the registration statement and prospectus related to the exchange offer that was initially filed on July 13, 2001, the registration statement and prospectus related to the exchange offer that was initially filed on September 5, 2003 and the registration statement and prospectus related to the exchange offer that was initially filed on January 12, 2005.
Class A Common Stock

		Shares
		Beneficially		Shares	Percentage of
		Owned	Shares Offered	Beneficially	Shares Owned
	Title of	Before this	Pursuant to this	Owned After	After this
Name	Class	Offering (1)	Offering (1)	this Offering (1)	Offering (1)
Alfred M. Rankin, Jr. (2)	Class A	768,212	101,808	561,132	8.5%

Alfred M. Rankin, Jr., as Trustee of the Main Trust of Alfred M. Rankin Jr. created under the Agreement, dated September 28, 2000, as supplemented, amended and restated (the “Alfred Rankin Trust”) (2)	Class A	108,073	101,808	6,265	*

Thomas T. Rankin (3)	Class A	512,381	55,327	351,782	5.3%

Thomas T. Rankin, as Trustee under the Agreement, dated December 29, 1967, as supplemented, amended and restated, with Thomas T. Rankin creating a revocable trust for the benefit of Thomas T. Rankin (the “Thomas Rankin Trust”) (3)	Class A	55,327	55,327	0	0.0%

Claiborne R. Rankin (4)	Class A	507,422	35,086	367,064	5.6%

Claiborne R. Rankin, as Trustee under the Agreement, dated June 22, 1971, as supplemented, amended and restated, with Claiborne R. Rankin creating a revocable trust for the benefit of Claiborne R. Rankin (the “Claiborne Rankin Trust”) (4)	Class A	35,086	35,086	0	0.0%

Roger F. Rankin (5)	Class A	525,320	75,210	344,838	5.2%

Roger F. Rankin, as Trustee under the Agreement, dated September 11, 1973, as supplemented, amended and restated, with Roger F. Rankin creating a trust for the benefit of Roger F. Rankin (the “Roger Rankin Trust”) (5)	Class A	75,210	75,210	0	0.0%

Rankin Associates IV, L.P. (1)(6)	Class A	105,272	105,272	0	0.0%

*	Less than 0.10%.

(1)	Each of the Alfred Rankin Trust, Thomas Rankin Trust, Claiborne Rankin Trust and Roger Rankin Trust is a General and Limited Partner of Rankin IV. As trustee and primary beneficiary of their respective trusts, each of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin shares the power to vote the 105,272 shares of Class A common stock held by Rankin IV with the other General Partners of Rankin IV and shares the power to dispose of the 105,272 shares of Class A common stock held by Rankin IV with the other General and Limited Partners of Rankin IV. As such, each of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin and each of their respective trusts are deemed to beneficially own the 105,272 shares of Class A common stock held by Rankin IV.
(2)	Alfred M. Rankin, Jr.:
•	shares with National City Bank, a national banking association, the power to vote and dispose of 2,000 shares of Class A common stock pursuant to an agreement with his mother, creating a charitable trust for 20 years and then for the benefit of her grandchildren;

•	shares with his mother the power to vote and dispose of 32,800 shares of Class A common stock pursuant to an agreement with his mother, creating a trust for the benefit of her grandchildren;

•	shares with National City Bank the power to vote and dispose of 26,608 shares of Class A common stock held by the A.M. Rankin Sr. GST Trust A for the benefit of Alfred M. Rankin, Sr.’s grandchildren;

•	shares with his child the power to vote and dispose of 38,440 shares of Class A common stock held in trust for the benefit of that child;

•	shares with a second child the power to vote and dispose of 38,440 shares of Class A common stock held in trust for the benefit of that child;

•	shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 338,295 shares of Class A common stock held by the partnership;

•	shares with the other selling stockholders the power to vote the 105,272 shares of Class A common stock held by Rankin IV;

•	shares with the other partners of Rankin IV the power to dispose of the 105,272 shares of Class A common stock held by Rankin IV;

•	has the sole power to vote and dispose of 108,073 shares of Class A common stock held by the Alfred Rankin Trust;

•	shares with National City Bank the power to vote and dispose of 30,000 shares of Class A common stock held by a revocable trust for the benefit of his mother;

•	has the sole power to vote and dispose of an additional 14,000 shares of Class A common stock held by him directly in an individual retirement account;

•	shares with his mother the power to vote and dispose of 14,000 shares of Class A common stock held in trust for the benefit of his mother;

•	is deemed to share with his spouse the power to vote and dispose of 20,284 shares of Class A common stock owned by his spouse; and

•	has acquired 46,052 shares of Class B common stock in exchange for 46,052 shares of Class A common stock pursuant to exchanges effected pursuant to the previously filed registration statements and prospectuses related to the exchange offer.
In addition to Mr. Alfred M. Rankin, Jr.’s beneficial ownership of the 105,272 shares of Class A common stock held by Rankin IV, an aggregate of 101,808 shares of Class A common stock are offered to be exchanged by Mr. Rankin pursuant to this prospectus, consisting of shares held directly by Mr. Rankin or shares currently held by the Alfred Rankin Trust. Mr. Rankin, as a trustee, may choose to conduct exchanges through the Alfred Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Alfred Rankin Trust and conduct any exchange directly. Mr. Alfred M. Rankin, Jr. is the Chairman, President and Chief Executive Officer and a Director of NACCO.
(3)	Thomas T. Rankin:
•	has sole power to vote and dispose of 55,327 shares of Class A common stock held by the Thomas Rankin Trust;

•	is deemed to share with his spouse the power to vote and to dispose of 2,900 shares of Class A common stock owned by his spouse;

•	shares as co-trustee with his child of a trust for the benefit of that child the power to vote and dispose of 10,587 shares of Class A common stock;

•	shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 338,295 shares of Class A common stock held by the partnership;

•	shares with the other selling stockholders the power to vote the 105,272 shares of Class A common stock held by Rankin IV;

•	shares with the other partners of Rankin IV the power to dispose of the 105,272 shares of Class A common stock held by Rankin IV; and

•	has acquired 24,544 shares of Class B common stock in exchange for 24,544 shares of Class A common stock pursuant to exchanges effected pursuant to the previously filed registration statements and prospectuses related to the exchange offer.
In addition to Mr. Thomas T. Rankin’s beneficial ownership of the 105,272 shares of Class A common stock held by Rankin IV, an aggregate of 55,327 shares of Class A common stock are offered to be exchanged by Mr. Rankin pursuant to this prospectus, consisting of shares currently held by the Thomas Rankin Trust. Mr. Rankin may choose to conduct exchanges through the Thomas Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Thomas Rankin Trust and conduct any exchange directly. Mr. Thomas T. Rankin is a Director of Hamilton Beach/Proctor-Silex, Inc.
(4)	Claiborne R. Rankin:
•	has sole power to vote and dispose of 35,086 shares of Class A common stock held by the Claiborne Rankin Trust;

•	is deemed to share, as trustee, the power to vote and dispose of 7,500 shares of Class A common stock held in trust for the benefit of his child;

•	is deemed to share, as trustee, the power to vote and dispose of 4,850 shares of Class A common stock held in trust for the benefit of a second child;

•	is deemed to share, as trustee, the power to vote and dispose of 10,124 shares of Class A common stock held in trust for the benefit of a third child;

•	is deemed to share with his spouse the power to vote and dispose of 6,295 shares of Class A common stock owned by his spouse;

•	shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 338,295 shares of Class A common stock held by the partnership;

•	shares with the other selling stockholders the power to vote the 105,272 shares of Class A common stock held by Rankin IV;

•	shares with the other partners of Rankin IV the power to dispose of the 105,272 shares of Class A common stock held by Rankin IV; and

•	has acquired 24,682 shares of Class B common stock in exchange for 24,682 shares of Class A common stock pursuant to exchanges effected pursuant to the previously filed registration statements and prospectuses related to the exchange offer.
In addition to Mr. Claiborne R. Rankin’s beneficial ownership of the 105,272 shares of Class A common stock held by Rankin IV, an aggregate of 35,086 shares of Class A common stock are offered to be exchanged by Mr. Rankin pursuant to this prospectus, consisting of shares currently held by the Claiborne Rankin Trust. Mr. Rankin may choose to conduct exchanges through the Claiborne Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Claiborne Rankin Trust and conduct any exchange directly. Mr. Claiborne R. Rankin is a Director of NMHG Holding Co. and NACCO Materials Handling Group, Inc.
(5)	Roger F. Rankin:
•	has sole power to vote and dispose of 75,210 shares of Class A common stock held by the Roger Rankin Trust;

•	is deemed to share with his spouse the power to vote and dispose of 3,015 shares of Class A common stock held in trust for their child, and 1,128 shares of Class A common stock held in trust for a second child held by his spouse as trustee of both trusts;

•	is deemed to share with his spouse the power to vote and dispose of 2,400 shares of Class A common stock owned by his spouse;

•	shares with Rankin Management, Inc. and the other partners of Rankin Associates II, L.P. the power to dispose of 338,295 shares of Class A common stock held by the partnership;

•	shares with the other selling stockholders the power to vote the 105,272 shares of Class A common stock held by Rankin IV;

•	shares with the other partners of Rankin IV the power to dispose of the 105,272 shares of Class A common stock held by Rankin IV; and

•	has acquired 39,927 shares of Class B common stock in exchange for 39,927 shares of Class A common stock pursuant to exchanges effected pursuant to the previously filed registration statements and prospectuses related to the exchange offer.

In addition to Mr. Roger F. Rankin’s beneficial ownership of the 105,272 shares of Class A common stock held by Rankin IV, an aggregate of 75,210 shares of Class A common stock are offered to be exchanged by Mr. Rankin pursuant to this prospectus, consisting of shares currently held by the Roger Rankin Trust. Mr. Rankin may choose to conduct exchanges through the Roger Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Roger Rankin Trust and effect any exchange directly. Mr. Roger F. Rankin is a Director of The North American Coal Corporation.
(6)	Rankin Associates IV, L.P.: The trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 105,272 shares of Class A common stock held by Rankin IV. Although Rankin IV holds the 105,272 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B common stock or convert Class B common stock into Class A common stock without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of partners owning more than 75% of all partnership interests of Rankin IV. Rankin IV may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests in Rankin IV and the consent of partners owning more than 75% of all partnership interests in Rankin IV. The Class B common stock beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.
Rankin IV has acquired 294,728 shares of Class B common stock in exchange for 294,728 shares of Class A common stock pursuant to an exchange effected pursuant to the registration statement and prospectus related to the exchange offer that was initially declared effective on February 7, 2005.
Each of the selling stockholders is a party to the stockholders’ agreement, dated as of March 15, 1990, as amended, by and among NACCO, the selling stockholders and the additional signatories that are parties thereto.

     Class B Common Stock Beneficial Ownership Table for Selling Stockholders. The following table sets forth, as of February 17, 2006, certain information with respect to the selling stockholders, including:
•	the name of each selling stockholder;

•	the number of shares of Class B common stock owned by each selling stockholder immediately prior to the exchange of shares offered by this prospectus;

•	the number of shares of Class B common stock that each selling stockholder may obtain if all of the shares of Class A common stock that each selling stockholder is offering by this prospectus are exchanged for shares of Class B common stock;

•	the percentage of ownership of Class B common stock of each selling stockholder immediately following the exchange of shares offered by this prospectus; and

•	the percentage of combined voting power of shares of Class A common stock and Class B common stock each selling stockholder will have immediately following the exchange of shares of Class A common stock for Class B common stock offered by this prospectus based on the number of shares of Class A and Class B common stock outstanding on February 17, 2006.

Class B Common Stock

						Percentage of
						Combined
						Voting Power
						of Shares of
						Class A and
		Shares	Shares	Shares		Class B
		Beneficially	Acquired	Beneficially	Percentage of	Common
		Owned	Pursuant to	Owned After	Shares Owned	Stock After
	Title of	Before this	this Offering	this Offering	After this	this Offering
Name	Class	Offering (1)	(1)	(1)	Offering (1)	(1)

Alfred M. Rankin, Jr. (2)	Class B	820,151	101,808	1,027,231	63.8%	47.7%

Alfred M. Rankin, Jr., as Trustee of the Main Trust of Alfred M. Rankin Jr. created under the Agreement, dated September 28, 2000, as supplemented, amended and restated (the “Alfred Rankin Trust”) (2)	Class B	46,052	101,808	147,860	9.2%	6.5%

Thomas T. Rankin (3)	Class B	859,972	55,327	1,020,571	63.3%	46.5%

Thomas T. Rankin, as Trustee under the Agreement, dated December 29, 1967, as supplemented, amended and restated, with Thomas T. Rankin creating a revocable trust for the benefit of Thomas T. Rankin (the “Thomas Rankin Trust”) (3)	Class B	92,873	55,327	148,200	9.2%	6.5%

Claiborne R. Rankin (4)	Class B	864,411	35,086	1,004,769	62.4%	45.8%

Claiborne R. Rankin, as Trustee under the Agreement, dated June 22, 1971, as supplemented, amended and restated, with Claiborne R. Rankin creating a revocable trust for the benefit of Claiborne R. Rankin (the “Claiborne Rankin Trust”) (4)	Class B	97,312	35,086	132,398	8.2%	5.8%

Roger F. Rankin (5)	Class B	885,224	75,210	1,065,706	66.1%	48.4%

Roger F. Rankin, as Trustee under the Agreement, dated September 11, 1973, as supplemented, amended and restated, with Roger F. Rankin creating a trust for the benefit of Roger F. Rankin (the “Roger Rankin Trust”) (5)	Class B	118,125	75,210	193,335	12.0%	8.5%

Rankin Associates IV, L.P. (1)	Class B	294,728	105,272	400,000	24.8%	17.6%

(1)	Each of the Alfred Rankin Trust, Thomas Rankin Trust, Claiborne Rankin Trust and Roger Rankin Trust is a General and Limited Partner of Rankin IV. As trustee and primary beneficiary of their respective trusts, each of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin shares the power to vote the 294,728 shares of Class B common stock held by Rankin IV with the other General Partners of Rankin IV and shares the power to dispose of the 294,728 shares of

Class B common stock held by Rankin IV with the other General and Limited Partners of Rankin IV. As such, each of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin and each of their respective trusts are deemed to beneficially own the 294,728 shares of Class B common stock held by Rankin IV. In addition, as trustee and primary beneficiary of each of their respective trusts, each of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin will share the power to vote the 400,000 shares of Class B common stock held by Rankin IV after the exchange offer with the other General Partners of Rankin IV and will share the power to dispose of the 400,000 shares of Class B common stock held by Rankin IV after the exchange offer with the other General and Limited Partners of Rankin IV. As such, each of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin and each of their respective trusts will be deemed to beneficially own the 400,000 shares of Class B common stock held by Rankin IV after the exchange offer.
(2)	Alfred M. Rankin, Jr.:
•	has the sole power to vote and dispose of 46,052 shares of Class B common stock held by the Alfred Rankin Trust;

•	shares with the other selling stockholders the power to vote 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other partners of Rankin Associates I, L.P. the power to dispose of 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other selling stockholders the power to vote 294,728 shares of Class B common stock held by Rankin IV;

•	shares with the other partners of Rankin IV the power to dispose of 294,728 shares held by Rankin IV; and

•	shares with his mother the power to vote and dispose of 7,000 shares of Class B common stock held in trust for the benefit of his mother.
(3)	Thomas T. Rankin:
•	has the sole power to vote and dispose of 92,873 shares of Class B common stock held by the Thomas Rankin Trust;

•	shares with the other selling stockholders the power to vote 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other partners of Rankin Associates I, L.P. the power to dispose of 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other selling stockholders the power to vote 294,728 shares of Class B common stock held by Rankin IV; and

•	shares with the other partners of Rankin IV the power to dispose of 294,728 shares held by Rankin IV.
(4)	Claiborne R. Rankin:
•	has the sole power to vote and dispose of 97,312 shares of Class B common stock held by the Claiborne Rankin Trust;

•	shares with the other selling stockholders the power to vote 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other partners of Rankin Associates I, L.P. the power to dispose of 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other selling stockholders the power to vote 294,728 shares of Class B common stock held by Rankin IV; and

•	shares with the other partners of Rankin IV the power to dispose of 294,728 shares held by Rankin IV.
(5)	Roger F. Rankin:
•	has the sole power to vote and dispose of 118,125 shares of Class B common stock held by the Roger Rankin Trust;

•	shares with the other selling stockholders the power to vote 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other partners of Rankin Associates I, L.P. the power to dispose of 472,371 shares of Class B common stock held by Rankin Associates I, L.P.;

•	shares with the other selling stockholders the power to vote 294,728 shares of Class B common stock held by Rankin IV; and

•	shares with the other partners of Rankin IV the power to dispose of 294,728 shares held by Rankin IV.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK
     Set forth in the following tables is the indicated information as of February 17, 2006 (except as otherwise indicated) with respect to (1) each person who is known to NACCO to be the beneficial owner of more than five percent of the Class A common stock, (2) each person who is known to NACCO to be the beneficial owner of more than five percent of the Class B common stock and (3) the beneficial ownership of Class A common stock and Class B common stock by the directors, NACCO’s Chief Executive Officer and the four other most highly compensated executive officers of NACCO and its subsidiaries during 2005 (the “Named Executive Officers”) and all executive officers and directors as a group. Beneficial ownership of Class A common stock and Class B common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Commission under the Exchange Act. The amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A common stock or Class B common stock.
     Holders of shares of Class A common stock and Class B common stock are entitled to different voting rights with respect to each class of stock. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share. Holders of Class A common stock and holders of Class B common stock vote together on matters submitted to a vote of NACCO’s stockholders.
Amount and Nature of Beneficial Ownership
Class A Common Stock

		Sole		Shared
		Voting and		Voting or				Percent
	Title	Investment		Investment				of Class
Name	of Class	Power		Power		Aggregate Amount		(1)

Franklin Mutual Advisers, LLC (2) 51 John F. Kennedy Parkway Short Hills, NJ 07078	Class A	476,400	(2)	—		476,400	(2)	7.20%

Thomas E. Taplin 950 South Cherry St. #506 Denver, CO 80246	Class A	402,000		—		402,000		6.08%

Jeffrey L. Gendell, et al (3) 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	Class A	—	(3)	389,000	(3)	389,000	(3)	5.88%

Dimensional Fund Advisors Inc. (4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	Class A	354,338	(4)	—		354,338	(4)	5.36%

Rankin Associates II, L.P., et al. (5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class A		(5)		(5)	338,295	(5)	5.11%

Owsley Brown II (6)	Class A	4,198		1,000	(7)	5,198	(7)	—
Robert M. Gates (6)	Class A	3,318		—		3,318		—
Leon J. Hendrix, Jr. (6)	Class A	9,167		—		9,167		0.14%
Dennis W. LaBarre (6)	Class A	4,131		—		4,131		—
Richard de J. Osborne (6)	Class A	2,188		200		2,388		—
Alfred M. Rankin, Jr.	Class A	122,073		646,139	(8)	768,212	(8)	11.61%
Ian M. Ross (6)	Class A	3,257		—		3,257		—

		Sole	Shared
		Voting and	Voting or			Percent
	Title	Investment	Investment			of Class
Name	of Class	Power	Power	Aggregate Amount		(1)
Michael E. Shannon (6)	Class A	1,993	—	1,993		—
Britton T. Taplin (6)	Class A	27,384	1,055	28,439		0.43%
David F. Taplin (6)	Class A	21,981	—	21,981		0.33%
John F. Turben (6)	Class A	7,253	—	7,253		0.11%
Eugene Wong (6)	Class A	228	—	228		—
Reginald R. Eklund	Class A	—	1,000	1,000		—
Michael J. Morecroft	Class A	—	—	—		—
Clifford R. Miercort	Class A	—	—	—		—
Michael Brogan	Class A	—	—	—		—
All executive officers and directors as a group (40 persons)	Class A	238,396	649,394 (9)	887,790	(9)	13.42%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13G/A filed with the Commission with respect to Class A common stock on February 7, 2006 reported that Franklin Mutual Advisers, LLC (“FMA”) may be deemed to beneficially own the shares of Class A common stock reported herein as a result of being an investment adviser. The securities reported are held under advisory contracts that grant to FMA all investment and voting power over the securities reported. FMA disclaims any economic interest or beneficial ownership in the securities reported.

(3)	A Schedule 13G/A filed with the Commission with respect to Class A common stock on February 14, 2006 reported that Jeffrey L. Gendell shares the power to vote and dispose of the shares of Class A common stock reported herein, as a result of being the managing member and, in such capacity, directing the affairs of each of Tontine Management, L.L.C. (“TM”), Tontine Capital Management, L.L.C. (“TCM”) and Tontine Overseas Associates, L.L.C. (“TOA”). TM is the general partner of Tontine Partners, L.P. (“TP”) and TCM is the general partner of Tontine Capital Partners, L.P. (“TCP”). According to the schedule 13G/A, TM, TCM, TOA, TP, and TCP and Jeffrey L. Gendell, collectively as a group, beneficially own the shares of Class A common stock reported herein.

(4)	A Schedule 13G/A filed with the Commission with respect to Class A common stock on February 6, 2006 reported that Dimensional Fund Advisors Inc. (“Dimensional”) beneficially owns the shares of Class A common stock reported herein as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act that furnishes investment advice to four investment companies registered under the Investment Company Act and serving as an investment manager to certain other commingled group trusts and separate accounts (collectively, the “Dimensional Funds”) which own the shares of Class A common stock. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares of Class A common stock owned by the Dimensional Funds. However, all shares of Class A common stock reported herein are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(5)	A Schedule 13D, which was filed with the Commission with respect to Class A common stock and most recently amended on February 14, 2006, reported that Rankin Associates II, L.P. (“Associates”), the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc. (“RMI”), the general partner of Associates, may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A common stock held by Associates. Although Associates holds the 338,295 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the shareholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class A common stock without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates.

(6)	Pursuant to our Non-Employee Directors’ Equity Compensation Plan (the “Non-Employee Directors’ Plan”), each non-employee director has the right to acquire additional shares of Class A common stock within 60 days after February 17, 2006. The actual number of additional shares will be determined on April 1, 2006 by taking the amount of such director’s quarterly retainer required to be paid in shares of Class A common stock plus any voluntary portion of such director’s quarterly retainer, if so elected, divided by the average of the closing price per share of Class A common stock on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2006.

(7)	Owsley Brown II is deemed to share with his spouse voting and investment power over 1,000 shares of Class A common stock held by Mr. Brown’s spouse; however, Mr. Brown disclaims beneficial ownership of such shares.

(8)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (5) above as a result of holding through his trust, of which he is trustee, partnership interests in Associates and therefore may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A common stock held by Associates. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 115,272 shares of Class A common stock held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 605,361 shares of Class A common stock held by (a) members of Mr. Rankin’s family, (b) charitable trusts, (c) trusts for the benefit of members of Mr. Rankin’s family and (d) Associates and Rankin IV to the extent in excess of his pecuniary interest in each such entity.

(9)	The aggregate amount of Class A common stock beneficially owned by all executive officers and directors and the aggregate amount of Class A common stock beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A common stock of which Mr. Brown has disclaimed beneficial ownership in note (7) above and Mr. Rankin has disclaimed beneficial ownership in note (8) above. As described in note (6) above, the aggregate amount of Class A common stock beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after February 17, 2006 pursuant to the Non-Employee Directors’ Plan.

Class B Common Stock

		Sole		Shared
		Voting and		Voting or				Percent
	Title	Investment		Investment				of Class
Name	of Class	Power		Power		Aggregate Amount		(1)
Clara Taplin Rankin, et al. (2) c/o National City Bank Corporate Trust Operations P.O. Box 92301, Dept. 5352 Cleveland, OH 44193-0900	Class B		(2)		(2)	1,542,757	(2)	95.74%
Clara Taplin Rankin 3151 Chagrin River Road Chagrin Falls, OH 44022	Class B	—		774,099	(3)	774,099	(3)	48.04%
Rankin Associates I, L.P., et al. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B		(4)		(4)	472,371	(4)	29.32%
Thomas E. Taplin 950 South Cherry St. #506 Denver, CO 80246	Class B	310,000	(5)	—		310,000	(5)	19.24%
Rankin Associates IV, L.P., et al. (6) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4017	Class B		(6)		(6)	294,728	(6)	18.29%
Owsley Brown II	Class B	—		—		—		—
Robert M. Gates	Class B	—		—		—		—
Leon J. Hendrix, Jr.	Class B	—		—		—		—
Dennis W. LaBarre	Class B	100		—		100		—
Richard de J. Osborne	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	46,052	(7)	774,099	(7)	820,151	(7)	50.90%
Ian M. Ross	Class B	—		—		—		—
Michael E. Shannon	Class B	—		—		—		—
Britton T. Taplin	Class B	—		—		—		—
David F. Taplin	Class B	15,883	(8)	—		15,883	(8)	0.99%
John F. Turben	Class B	—		—		—		—
Eugene Wong	Class B	—		—		—		—
Reginald R. Eklund	Class B	—		—		—		—
Michael J. Morecroft	Class B	—		—		—		—
Clifford R. Miercort	Class B	—		1,000		1,000		—
Michael Brogan	Class B	—		—		—		—
All executive officers and directors as a group (40 persons)	Class B	63,910	(9)	775,099	(9)	839,009	(9)	52.07%

(1)	Less than 0.10%, except as otherwise indicated.

(2)	A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2006 (the “Stockholders 13D”) reported that, except for NACCO and National City Bank, as depository, the signatories to the stockholders’ agreement, together in certain cases with trusts and custodianships (collectively, the “Signatories”), may be deemed to be a “group” as defined under the Exchange Act (the “Stockholder Group”) and therefore may be deemed as a group to beneficially own all of the Class B common stock subject to the stockholders’ agreement, which is an aggregate of 1,542,757 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B common stock into Class A common stock or prior to any sale or transfer of Class B common stock to any permitted transferee (under the terms of the Class B common stock) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A common stock prior to their sale or transfer. The shares of Class B common stock subject to the stockholders’ agreement constituted 95.74% of the Class B common stock outstanding on February 17, 2006, or approximately 67.88% of the combined voting power of all Class A common stock and Class B common stock outstanding on such date. Certain Signatories own Class A common stock, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, NACCO may, but is not obligated to, buy any of the shares of Class B common stock not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B common stock.

(3)	A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2006 (the “Rankin I 13D”) reported that Clara Taplin Rankin may be deemed to be a member of the group described in note (4) below as a result of a trust for her benefit holding limited partnership interests in Rankin Associates I, L.P. (“Rankin I”) and therefore may be deemed to beneficially own, and share the power to dispose of, 472,371 shares of Class B common stock held by Rankin I. A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2006 (the “Rankin IV 13D”), reported that Clara Taplin Rankin may be deemed to be a member of the group described in note (6) below as a result of a trust for her benefit holding limited partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to dispose of, 294,728 shares of Class B common stock held by Rankin IV. In addition, Clara Taplin Rankin shares voting and investment power over 7,000 shares of Class B common stock held in a trust for her benefit. The Stockholders 13D reported that the Class B common stock beneficially owned by Clara Taplin Rankin is subject to the stockholders’ agreement.

(4)	The Rankin I 13D reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 472,371 shares of Class B common stock held by Rankin I. Although Rankin I holds the 472,371 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B common stock or convert Class B common stock into Class A common stock without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B common stock beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(5)	Thomas E. Taplin has the sole power to vote and dispose of 310,000 shares of Class B common stock held in a trust for his benefit. The Stockholders 13D reported that the Class B common stock beneficially owned by Thomas E. Taplin is subject to the stockholders’ agreement.

(6)	The Rankin IV 13D reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 294,728 shares of Class B common stock held by Rankin IV. Although

Rankin IV holds the 294,728 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B common stock or convert Class B common stock into Class A common stock without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Class B common stock beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(7)	Alfred M. Rankin, Jr. may be deemed to be a member of the group described in note (4) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 472,371 shares of Class B common stock held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of the group described in note (6) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV and therefore may be deemed to beneficially own, and share the power to vote and dispose of, 294,728 shares of Class B common stock held by Rankin IV. Mr. Rankin disclaims beneficial ownership of 640,224 shares of Class B common stock held by (a) a trust for the benefit of a member of Mr. Rankin’s family and (b) Rankin I and Rankin IV to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common stock beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders’ agreement.

(8)	The Stockholders 13D reported that the Class B common stock beneficially owned by David F. Taplin is subject to the stockholders’ agreement.

(9)	The aggregate amount of Class B common stock beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B common stock beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B common stock of which Mr. Rankin has disclaimed beneficial ownership in note (7) above.
          Thomas E. Taplin is Clara Taplin Rankin’s brother. Britton T. Taplin is the son of Thomas E. Taplin, and David F. Taplin is a nephew of Thomas E. Taplin and Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. J.C. Butler, Jr., an executive officer of NACCO, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 1,233,011 shares, or 18.64%, of the Class A common stock and 1,146,034 shares, or 71.12%, of the Class B common stock outstanding on February 17, 2006. The combined beneficial ownership of all directors of NACCO, together with Clara Taplin Rankin, Thomas E. Taplin and all of the executive officers of NACCO whose beneficial ownership of Class A common stock and Class B common stock must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 1,289,790 shares, or 19.50%, of the Class A common stock and 1,149,009 shares, or 71.31%, of the Class B common stock outstanding on February 17, 2006. Such shares of Class A common stock and Class B common stock together represent 56.23% of the combined voting power of all Class A common stock and Class B common stock outstanding on such date.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
     Under the terms of NACCO’s certificate of incorporation and a stockholders’ agreement, dated as of March 15, 1990, as amended, shares of Class B common stock are generally not transferable. Pursuant to the terms of the stockholders’ agreement to which each of the selling stockholders is a party, and NACCO’s certificate of incorporation, however, qualifying holders of Class B common stock may transfer shares of Class B common stock to the selling stockholders in exchange for shares of Class A common stock, on a share for share basis. The selling stockholders are offering to exchange up to 372,703 shares of Class A common stock with qualifying holders of Class B common stock. The selling stockholders may offer to exchange any or all of the shares of Class A common stock covered by this prospectus from time to time in varying amounts. As of the date of this prospectus, the selling stockholders have already exchanged 429,933 shares of Class A common stock registered by the registration statement and prospectus related to the exchange offer that was initially filed on July 13, 2001, the registration statement and prospectus related to the exchange offer that was initially filed on September 5, 2003 and the registration statement and prospectus related to the exchange offer that was initially filed on January 12, 2005.
     In order to be a qualifying holder of Class B common stock for purposes of this prospectus, the holder must be a party to the stockholders’ agreement and must be permitted to transfer shares of Class B common stock to the selling stockholders under NACCO’s certificate of incorporation and the stockholders’ agreement. As of February 17, 2006, the participating stockholders under the stockholders’ agreement beneficially owned approximately 96% of the Class B common stock issued and outstanding on that date. Holders of shares of Class B common stock that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B common stock that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Only holders of shares of Class B common stock that are subject to the stockholders’ agreement may exchange their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus. In connection with any exchange of Class B common stock to the selling stockholder, we may require from each holder of Class B common stock documents that evidence the permitted nature of the exchange under NACCO’s certificate of incorporation.
     The Class A common stock offered for exchange by the selling stockholders is entitled to one vote per share. The Class B common stock that will be transferred by qualifying holders to the selling stockholders is entitled to ten votes per share.
     Persons who receive shares of Class A common stock from the selling stockholders may resell those shares of Class A common stock in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act of 1933, except that the one-year holding period requirement of Rule 144 will not apply.
     Any broker-dealers, agents or underwriters that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with the securities laws of specific states, sales of shares of Class A common stock covered by this prospectus to qualifying holders of Class B common stock in some states may be made only through broker-dealers who are registered or licensed in those states.
     We have been advised by the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with an agent, broker-dealer or underwriter for the sale of the shares of Class A common stock covered by this prospectus owned by them.
     Agents, broker-dealers and underwriters involved in the transactions contemplated by this prospectus may engage in transactions with, and perform investment banking and advisory services for us.
     Agents, broker-dealers and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which those agents, broker-dealers or underwriters may be required to make.
Accounting Treatment
     For accounting purposes, we will recognize no gain or loss as a result of the exchange by holders of shares of Class B common stock for shares of Class A common stock pursuant to this prospectus.
No Appraisal or Dissenters’ Rights
     In connection with the selling stockholders’ offer to exchange up to 372,703 shares of Class A common stock, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following sets forth the material U.S. federal income tax consequences of an exchange by holders of shares of Class B common stock of NACCO for shares of Class A common stock of NACCO pursuant to this prospectus. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of an exchange. Persons acquiring shares of Class A common stock by exchanging shares of their Class B common stock with the selling stockholders are urged to consult their tax advisors regarding the tax consequences of an exchange to them, including the effects of U.S. federal, state, local, foreign and other tax laws.
     Tax Consequences of an Exchange
     Subject to the following assumptions, limitations and qualifications, in the opinion of Jones Day, counsel to NACCO, for U.S. federal income tax purposes:
•	gain or loss will generally not be recognized by the holders of shares of Class B common stock upon the exchange of their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus;

•	the aggregate adjusted tax basis of the shares of Class A common stock received in an exchange for shares of Class B common stock pursuant to this prospectus will be equal to the aggregate adjusted basis of the shares of Class B common stock exchanged for those shares of Class A common stock; and

•	the holding period of the shares of Class A common stock received in an exchange for shares of Class B common stock pursuant to this prospectus will include the holding period of the holder’s shares of Class B common stock exchanged for that Class A common stock.
     Considerations with Respect to Discussion and Tax Opinion
     The tax opinion of Jones Day is and will be subject to the following assumptions, limitations and qualifications:
     The opinion addresses only the specified material U.S. federal income tax consequences of an exchange. It does not address any state, local or foreign tax consequences of an exchange.
     The opinion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation, (1) certain U.S. expatriates, (2) stockholders that hold NACCO Class A or Class B common stock as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment, (3) financial institutions, (4) tax-exempt entities, (5) insurance companies, (6) dealers in securities or foreign currency, (7) traders that mark-to-market, (8) stockholders who acquired their shares of Class B common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, and (9) foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States.
     The opinion does not address the tax consequences of any transaction other than an exchange pursuant to this prospectus.
     The opinion is based upon the United States Internal Revenue Code of 1986, Treasury regulations, administrative rulings and judicial decisions all in effect as of January 12, 2005, all of which are subject to change, possibly with retroactive effect, and which are subject to differing interpretations. Jones Day assumes no obligation to advise NACCO or the holders of Class B common stock of such changes.
     The opinion assumes that holders of Class B common stock hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.
     The opinion assumes that each exchange of Class B common stock for Class A common stock will be consummated in accordance with the descriptions contained in this prospectus.
     The opinion assumes that the fair market value of the Class A common stock to be received in any exchange and the fair market value of the Class B common stock to be delivered in any exchange will be approximately equal in value.
     The opinion assumes that none of the Class B common stock transferred to any selling stockholder in any exchange will be subject to a liability, and no selling stockholder that is a party to any exchange will assume any liabilities of a holder of Class B common stock in connection with the exchange.
     The opinion assumes that NACCO and the holders of Class B common stock who transfer their shares pursuant to an exchange will each pay their respective expenses, if any, incurred in connection with an exchange.

     The opinion assumes that the representations contained in a tax certification letter addressed to Jones Day from NACCO, as well as the assumptions set forth in the preceding paragraphs, are accurate at all material times, including the date of any exchange pursuant to this prospectus. The representations contained in the tax certification letter are statements of fact material to the determination as to whether gain or loss will be recognized as a result of an exchange.
     The opinion of Jones Day is not binding on the Internal Revenue Service and does not preclude it from adopting a contrary position. In addition, if any of the representations or assumptions upon which the discussion and opinion rely are inconsistent with the actual facts, the conclusions reached therein could be adversely affected.
LEGAL MATTERS
     The validity of the shares of Class A common stock offered for exchange hereby has been passed upon for NACCO by Charles A. Bittenbender, its Vice President, General Counsel and Secretary. Mr. Bittenbender owned 8,782 shares of our Class A common stock as of February 17, 2006.
EXPERTS
     The consolidated financial statements of NACCO and NACCO management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included in NACCO’s Annual Report on Form 10-K for the year ended December 31, 2005 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

You should rely only on the information contained in this prospectus and in the reports and other information that we file with the Securities and Exchange Commission. We have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.
OFFER BY SELLING STOCKHOLDERS
TO EXCHANGE UP TO 372,703 SHARES
CLASS A COMMON STOCK
FOR
372,703 SHARES
CLASS B COMMON STOCK
OF
NACCO INDUSTRIES, INC.
PROSPECTUS
, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of directors and officers.
     The Company’s By-Laws provide in Article VI that the Company will indemnify its directors, officers and employees and each person who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute.
     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.
Item 21. Exhibits and Financial Statement Schedules.
     (a) Exhibits. The following Exhibits are filed herewith and made a part hereof:

Exhibit
Number	Description of Document

4.1
The Company by this filing agrees, upon request, to file with the Securities and Exchange Commission the instruments defining the rights of holders of Long-Term debt of the Company and its subsidiaries where the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

4.2
The Mortgage and Security Agreement, dated April 8, 1976, between The Falkirk Mining Company (as Mortgagor) and Cooperative Power Association and United Power Association (collectively as Mortgagee) is incorporated herein by reference to Exhibit 4(ii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

4.3
Amendment No. 1 to the Mortgage and Security Agreement, dated as of December 15, 1993, between Falkirk Mining Company (as Mortgagor) and Cooperative Power Association and United Power Association (collectively as Mortgagee) is incorporated herein by reference to Exhibit 4(iii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission File Number 1-9172.

4.4
Stockholders’ Agreement, dated as of March 15, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Exhibit 2 to the Schedule 13D filed on March 29, 1990 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.5
Amendment to Stockholders’ Agreement, dated as of April 6, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Schedule 13D filed on April 11, 1990 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.6
Amendment to Stockholders’ Agreement, dated as of April 6, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Exhibit 5 to Amendment No. 1 to the Schedule 13D filed on April 11, 1990 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.7
Amendment to Stockholders’ Agreement, dated as of November 17, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Amendment No. 2 to the Schedule 13D filed on March 18, 1991 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.8
Amendment to Stockholders’ Agreement, dated as of November 14, 1996, adding CTR Family Associates, L.P. as a Participating Stockholder, among the signatories thereto, the Company, and Key Bank, N.A. (successor to Ameritrust Company National Association), as depository, is incorporated herein by reference to Amendment No. 3 to the Schedule 13D filed on November 26, 1996 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.9
Amendment to Stockholders’ Agreement, dated as of November 14, 1996, adding Rankin Management, Inc. as a Participating Stockholder, among the signatories thereto, the Company, and Key Bank, N.A. (successor to Ameritrust Company National Association), as depository, is incorporated herein by reference to Amendment No. 3 to the Schedule 13D filed on November 26, 1996 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.10
Amendment to Stockholders’ Agreement, dated as of April 9, 1998, by and among KeyCorp Shareholder Services, Inc., the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated herein by reference to Amendment No. 6 to the Schedule 13D filed on March 25, 1999 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.11
Amendment to Stockholders’ Agreement, dated as of December 26, 1998, by and among KeyCorp Shareholder Services, Inc., the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated herein by reference to Amendment No. 6 to the Schedule 13D filed on March 25, 1999 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.12
Amendment to Stockholders’ Agreement, dated as of November 30, 1999, by and among First Chicago Trust Company of New York, the Company and the Participating Stockholders (as defined therein) is incorporated herein by reference to Amendment No. 7 to the Schedule 13D filed on March 30, 2000 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.13
Amendment to Stockholders’ Agreement, dated as of November 30, 1999, by and among First Chicago Trust Company of New York, the Company and the Participating Stockholders (as defined therein) is incorporated herein by reference to Amendment No. 7 to the Schedule 13D filed on March 30, 2000 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.14
Amendment to Stockholders’ Agreement, dated as of March 30, 2000, by and among First Chicago Trust Company of New York, the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated herein by reference to Amendment No. 7 to the Schedule 13D filed on March 30, 2000 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.15
Amendment to Stockholders’ Agreement, dated as of October 31, 2000, by and among First Chicago Trust Company of New York, the Company and the Participating Stockholders (as defined therein) is incorporated herein by reference to Amendment No. 8 to the Schedule 13D filed on February 14, 2001 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.16	Amendment to Stockholders’ Agreement, dated as of October 31, 2000, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 8 to the Schedule 13D filed on February 14, 2001 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.17	Amendment to Stockholders’ Agreement, dated as of February 14, 2001, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 8 to the Schedule 13D filed on February 14, 2001 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.18
Amendment to Stockholders’ Agreement, dated as of December 26, 2001, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein) is incorporated herein by reference to Amendment No. 9 to the Schedule 13D filed on February 14, 2002 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.19
Amendment to Stockholders’ Agreement, dated as of February 11, 2002, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the new Participating Stockholder (as defined therein) is incorporated herein by reference to Amendment No. 9 to the Schedule 13D filed on February 14, 2002 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.20
Indenture, dated as of May 9, 2002, by and among NMHG Holding Co., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee (including the form of 10% senior note due 2009) is incorporated herein by reference to Exhibit 4.2 to NMHG Holding Co.’s Registration Statement on Form S-4 filed on May 28, 2002, Commission File Number 333-89248.

4.21
Amendment to Stockholders’ Agreement, dated as of October 24, 2002, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein) is incorporated herein by reference to Amendment No. 10 to the Schedule 13D filed on February 14, 2003 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.22
Amendment to Stockholders’ Agreement, dated as of December 30, 2002, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein) is incorporated herein by reference to Amendment No. 10 to the Schedule 13D filed on February 14, 2003 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.23*
Amendment to Stockholders’ Agreement, dated as of December 28, 2004, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein).

4.24*
Amendment to Stockholders’ Agreement, dated as of February 7, 2005, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein).

5.1*	Opinion of Charles A. Bittenbender, Esq. as to the validity of the securities being offered.

8.1*	Opinion of Jones Day as to tax matters.

23.1*	Consent of Charles A. Bittenbender, Esq. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP., independent registered public accounting firm.

23.3*	Consent of Jones Day (included in Exhibit 8.1).

24.1*	Power of Attorney.

24.2*	Power of Attorney of Eugene Wong.

*	Previously filed
                    (b) Financial Statement Schedules.
                    None.
                    (c) Report, Opinion or Appraisal.
                     None.
Item 22. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, That:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
     (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 (§239.11 of this chapter) or Form S–3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of the Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B (§230.430B of this chapter):
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on March 1, 2006.

NACCO	INDUSTRIES, INC.

By:	/s/ Charles A. Bittenbender

Charles A. Bittenbender
Vice President, General Counsel and Secretary
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Alfred M. Rankin, Jr.	Chairman, President and Chief Executive Officer (principal executive officer) and Director	March 1, 2006
* Kenneth C. Schilling	Vice President and Controller (principal financial and accounting officer)	March 1, 2006
* Owsley Brown II	Director	March 1, 2006
* Robert M. Gates	Director	March 1, 2006
* Leon J. Hendrix, Jr.	Director	March 1, 2006
* Dennis W. LaBarre	Director	March 1, 2006
* Richard de J. Osborne	Director	March 1, 2006
* Ian M. Ross	Director	March 1, 2006
* Michael E. Shannon	Director	March 1, 2006
* Britton T. Taplin	Director	March 1, 2006
* David F. Taplin	Director	March 1, 2006
* John F. Turben	Director	March 1, 2006
* Eugene Wong	Director	March 1, 2006

     * Charles A. Bittenbender, by signing his name hereto, does hereby sign and execute this post-effective amendment no. 2 to the registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Company and filed with the Securities and Exchange Commission.
March 1, 2006

/s/ Charles A. Bittenbender
Charles A. Bittenbender, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	The Company by this filing agrees, upon request, to file with the Securities and Exchange Commission the instruments defining the rights of holders of Long-Term debt of the Company and its subsidiaries where the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

4.2	The Mortgage and Security Agreement, dated April 8, 1976, between The Falkirk Mining Company (as Mortgagor) and Cooperative Power Association and United Power Association (collectively as Mortgagee) is incorporated by reference to Exhibit 4(ii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, Commission File Number 1-9172.

4.3	Amendment No. 1 to the Mortgage and Security Agreement, dated as of December 15, 1993, between Falkirk Mining Company (as Mortgagor) and Cooperative Power Association and United Power Association (collectively as Mortgagee) is incorporated by reference to Exhibit 4(iii) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission File Number 1-9172.

4.4	Stockholders’ Agreement, dated as of March 15, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Exhibit 2 to the Schedule 13D filed on March 29, 1990 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.5	Amendment to Stockholders’ Agreement, dated as of April 6, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Schedule 13D filed on April 11, 1990 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.6	Amendment to Stockholders’ Agreement, dated as of April 6, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Exhibit 5 to Amendment No. 1 to the Schedule 13D filed on April 11, 1990 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.7	Amendment to Stockholders’ Agreement, dated as of November 17, 1990, among the signatories thereto, the Company and Ameritrust Company National Association, as depository, is incorporated herein by reference to Amendment No. 2 to the Schedule 13D filed on March 18, 1991 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.8	Amendment to Stockholders’ Agreement, dated November 14, 1996, adding CTR Family Associates, L.P. as a Participating Stockholder, among the signatories thereto, the Company, and Key Bank, N.A. (successor to Ameritrust Company National Association), as depository, is incorporated herein by reference to Amendment No. 3 to the Schedule 13D filed on November 26, 1996 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.9	Amendment to Stockholders’ Agreement, dated as of November 14, 1996, adding Rankin Management, Inc. as a Participating Stockholder, among the signatories thereto, the Company, and Key Bank, N.A. (successor to Ameritrust Company National Association), as depository, is

Exhibit
Number	Description of Document

incorporated herein by reference to Amendment No. 3 to the Schedule 13D filed on November 26, 1996 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.10	Amendment to Stockholders’ Agreement, dated as of April 9, 1998, by and among KeyCorp Shareholder Services, Inc., the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 6 to the Schedule 13D filed on March 25, 1999 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.11	Amendment to Stockholders’ Agreement, dated as of December 26, 1998, by and among KeyCorp Shareholder Services, Inc., the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 6 to the Schedule 13D filed on March 25, 1999 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.12	Amendment to Stockholders’ Agreement, dated as of November 30, 1999, by and among First Chicago Trust Company of New York, the Company and the Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 7 to the Schedule 13D filed on March 30, 2000 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.13	Amendment to Stockholders’ Agreement, dated as of November 30, 1999, by and among First Chicago Trust Company of New York, the Company and the Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 7 to the Schedule 13D filed on March 30, 2000 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.14	Amendment to Stockholders’ Agreement, dated as of March 30, 2000, by and among First Chicago Trust Company of New York, the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 7 to the Schedule 13D filed on March 30, 2000 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.15	Amendment to Stockholders’ Agreement, dated as of October 31, 2000, by and among First Chicago Trust Company of New York, the Company and the Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 8 to the Schedule 13D filed on February 14, 2001 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.16	Amendment to Stockholders’ Agreement, dated as of October 31, 2000, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 8 to the Schedule 13D filed on February 14, 2001 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.17	Amendment to Stockholders’ Agreement, dated as of February 14, 2001, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein) is incorporated by reference to Amendment No. 8 to the Schedule 13D filed on February 14, 2001 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

Exhibit
Number	Description of Document

4.18	Amendment to Stockholders’ Agreement, dated as of December 26, 2001, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein) is incorporated by reference to Amendment No. 9 to the Schedule 13D filed on February 14, 2002 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.19	Amendment to Stockholders’ Agreement, dated as of February 11, 2002, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the new Participating Stockholder (as defined therein) is incorporated by reference to Amendment No. 9 to the Schedule 13D filed on February 14, 2002 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.20	Indenture, dated as of May 9, 2002, by and among NMHG Holding Co., the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee (including the form of 10% senior note due 2009) is incorporated herein by reference to Exhibit 4.2 to NMHG Holding Co.’s Registration Statement on Form S-4 filed on May 28, 2002, Commission File Number 333-89248.

4.21	Amendment to Stockholders’ Agreement, dated as of October 24, 2002, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein) is incorporated by reference to Amendment No. 10 to the Schedule 13D filed on February 14, 2003 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.22	Amendment to Stockholders’ Agreement, dated as of December 30, 2002, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein) is incorporated by reference to Amendment No. 10 to the Schedule 13D filed on February 14, 2003 (Commission File Number 5-38001), with respect to the Class B Common Stock, par value $1.00 per share, of NACCO Industries, Inc.

4.23*	Amendment to Stockholders’ Agreement, dated as of December 28, 2004, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholders (as defined therein).

4.24*	Amendment to Stockholders’ Agreement, dated as of February 7, 2005, by and among National City Bank (Cleveland), the Company, the Participating Stockholders (as defined therein) and the New Participating Stockholder (as defined therein).

5.1*	Opinion of Charles A. Bittenbender, Esq. as to the validity of the securities being offered.

8.1*	Opinion of Jones Day as to tax matters.

23.1*	Consent of Charles A. Bittenbender, Esq. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP., independent registered public accounting firm.

23.3*	Consent of Jones Day (included in Exhibit 8.1).

24.1*	Power of Attorney.

24.2*	Power of Attorney of Eugene Wong.

*	Previously filed